                                                                   EXHIBIT 10.13

                              U.S. $1,000,000,000


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of July 23, 1997



                                     Among

                          THE WILLIAMS COMPANIES, INC.
                         NORTHWEST PIPELINE CORPORATION
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                       TEXAS GAS TRANSMISSION CORPORATION
                           WILLIAMS PIPE LINE COMPANY
                      WILLIAMS HOLDINGS OF DELAWARE, INC.
                           WILTEL COMMUNICATIONS, LLC

                                  as Borrowers

                             THE BANKS NAMED HEREIN

                                    as Banks

                                      and

                                 CITIBANK, N.A.

                                    as Agent





                                   Co-Agents:

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                BANK OF MONTREAL
                        CREDIT LYONNAIS NEW YORK BRANCH
                            THE CHASE MANHATTAN BANK
                                   CIBC INC.
                       THE FIRST NATIONAL BANK OF CHICAGO
                              ROYAL BANK OF CANADA

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I

         DEFINITIONS AND ACCOUNTING TERMS
         Section 1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.03.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.04.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.05.  Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE II

         AMOUNTS AND TERMS OF THE ADVANCES
         Section 2.01.  The A Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.02.  Making the A Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.03.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.04.  Reduction of the Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.05.  Repayment of A Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.06.  Interest on A Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.07.  Additional Interest on Eurodollar Rate Advances . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.08.  Interest Rate Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.09.  Evidence of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.10.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.11.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.12.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.13.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.14.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.15.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.16.  The B Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.17.  Optional Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.18.  Extension of Termination Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.19.  Voluntary Conversion of Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.20.  Automatic Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE III

         CONDITIONS
         Section 3.01.  Conditions Precedent to Initial Advances  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.02.  Additional Conditions Precedent to Each A Borrowing . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.03.  Conditions Precedent to Each B Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES
         Section 4.01.  Representations and Warranties of the Borrowers . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE V

         COVENANTS OF THE BORROWERS
         Section 5.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.02.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VI

         EVENTS OF DEFAULT
         Section 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE VII

         THE AGENT
         Section 7.01.  Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.02.  Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.03.  Citibank and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.04.  Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 7.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 7.06.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VIII

         MISCELLANEOUS
         Section 8.01.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.04.  Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.05.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.06.  Binding Effect; Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.07.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.08.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.09.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.10.  Survival of Agreements, Representations and Warranties, Etc.  . . . . . . . . . . . . . . . .  53
         Section 8.11.  Borrowers' Right to Apply Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 8.12.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 8.13.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 8.14.  Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Schedule I - Bank Information

Schedule II - Borrower Information

Schedule III - Permitted NWP Liens

Schedule IV - Permitted TGPL Liens

Schedule V - Permitted TGT Liens

Schedule VI - Permitted TWC Liens

Schedule VII - Permitted WPL Liens

Schedule VIII - Permitted WHD Liens

Schedule IX - Permitted WilTel Liens

Schedule X - Commitments

Schedule XI - Rating Categories

Exhibit A-1 - Form of A Note

Exhibit A-2 - Form of B Note

Exhibit B-1 - Notice of A Borrowing

Exhibit B-2 - Notice of B Borrowing

Exhibit C - Opinion of William G. von Glahn

Exhibit D - Opinion of Special Counsel to Agent

Exhibit E - Existing Transfer Restrictions

Exhibit F - Form of Transfer Agreement

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of July 23, 1997


         This Second Amended and Restated Credit Agreement dated as of July 23, 1997, is by and among the Borrowers, the Agent and the Banks. In consideration of the mutual covenants and agreements contained herein, the Borrowers, the Agent and the Banks hereby agree as set forth herein.

                             PRELIMINARY STATEMENTS

         1. The Borrowers, the Agent and certain of the Banks are parties to the Amended and Restated Credit Agreement dated as of December 20, 1996 (the "1996 Credit Agreement").

         2. The Borrowers have requested that the 1996 Credit Agreement be further amended and, as so further amended, be restated in its entirety, and the parties hereto have agreed to do so on the terms and conditions set forth herein.

         3. The parties hereto have agreed to restate the 1996 Credit Agreement in its entirety for convenience, and this Second Amended and Restated Credit Agreement constitutes for all purposes an amendment to the 1996 Credit Agreement, and each reference to an Advance or Borrowing herein shall include each advance or borrowing made heretofore under the 1996 Credit Agreement as well as each Advance or Borrowing made hereafter under this Agreement.

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "A Advance" means an advance by a Bank to a Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

                 "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type to the same Borrower made by each of the Banks pursuant to Section 2.01.

                 "A Note" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Bank resulting from the A Advances to such Borrower owed to such Bank.

                 "Advance" means an A Advance or a B Advance.

                 "Agent" means Citibank, N.A. in its capacity as agent pursuant to Article VII hereof and any successor Agent pursuant to Section 7.06.

                 "Agreement" means this Second Amended and Restated Credit Agreement dated as of July 23, 1997, among the Borrowers, the Agent and the Banks, as amended or modified from time to time.

                 "Applicable Commitment Fee Rate" means the rate per annum set forth on Schedule XI under the heading "Applicable Commitment Fee Rate" for the relevant Rating Category applicable to TWC from time to time. The Applicable Commitment Fee Rate shall change when and as the relevant Rating Category applicable to TWC changes.

                 "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

                 "Applicable Margin" means

(i) as to any Eurodollar Rate Advance to any Borrower (other than WPL during such times as WPL is Unrated and WilTel during such times as WilTel is Unrated), the rate per annum set forth in Schedule XI under the heading "Applicable Margin" for the relevant Rating category applicable to such Borrower from time to time;

(ii) for each day during such times as WPL is Unrated, as to any Eurodollar Rate Advance to WPL, the rate per annum set forth in the following table for the relevant amount of the Applicable WPL Debt to TNW Ratio for such day:

             Applicable
            WPL Debt to                                             Applicable
             TNW Ratio                                                Margin
            -----------                                             ----------
     Less than .55                                                     .325%

     .55 or greater and
     less than .60                                                     .40%

     .60 or greater                                                    .65%

and (iii) for each day during such times as WilTel is Unrated, as to any Eurodollar Rate Advance to WilTel (A) as to the time from July 23, 1997, to and including September 30, 1997, a rate per annum equal to .275%; (B) as to such times subsequent to September 30, 1997, the rate per annum set forth in the following table for the relevant amount of Applicable WilTel Debt to EBITDA Ratio for such day:

         Applicable
       WilTel Debt to                                               Applicable
           EBITDA                                                     Margin
       --------------                                               ----------
     Less than or equal to 1.00                                        .225%

     Greater than 1.00 and less
     than or equal to 1.75                                             .25%

     Greater than 1.75 and less
     than or equal to 2.50                                             .275%

     Greater than 2.50 and less
     than or equal to 3.50                                             .325%

     Greater than 3.50 and less
     than or equal to 4.50                                             .40%

     Greater than 4.50                                                 .65%


The Applicable Margin determined pursuant to clause (i) of this definition for any Eurodollar Rate Advance to any Borrower shall change when and as the relevant Rating Category applicable to such Borrower changes. Furthermore, the applicability of clause (i) or (ii) of this definition to WPL and of clause (i) or (iii) of this definition to WilTel shall change when and as the status of WPL or WilTel, as applicable, as Unrated or not Unrated changes. For example, if WPL borrows on September 15 of a year a Eurodollar Rate Advance with a three month Interest Period and WPL is Unrated from September 15 through October 15 of such year and is not Unrated thereafter, then the Applicable Margin for such Advance will be determined (1) pursuant to the foregoing clause (ii) from September 15 through October 15 of such year (and the Applicable WPL Debt to TNW Ratio (a) for the days from September 15 through September 30 will be the WPL Debt to TNW Ratio on March 31 of such year and (b) for the days after September 30 will be the WPL Debt to TNW Ratio on June 30 of such year), and (2) pursuant to the foregoing clause (i) during the other days of such Interest Period.

              "Applicable WilTel Debt to EBITDA Ratio" for any day means the WilTel Debt to EBITDA Ratio as of the end of the calendar quarter that is the second calendar quarter prior to such day.

              "Applicable WPL Debt to TNW Ratio" for any day means the WPL Debt to TNW Ratio as of the end of the calendar quarter which is the second calendar quarter prior to such day. For example, the Applicable WPL Debt to TNW Ratio for any day in the calendar quarter ending September 30 of a year will be the WPL Debt to TNW Ratio as of March 31 of such year.

              "Arranger" means Citicorp Securities, Inc.

              "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

              "B Advance" means an advance by a Bank to a Borrower as part of a B Borrowing resulting from the auction bidding procedure described in
     Section 2.16.

              "B Borrowing" means a borrowing consisting of simultaneous B Advances to the same Borrower from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by such Borrower under the auction bidding procedure described in Section 2.16.

              "B Note" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2 hereto, (or, in the case of B Advances outstanding on July 23, 1997, in substantially the form of Exhibit A-2 to the 1996 Credit Agreement) evidencing the indebtedness of such Borrower to such Bank resulting from a B Advance made to such Borrower by such Bank.

              "B Reduction" has the meaning specified in Section 2.01.

              "Banks" means the lenders listed on the signature pages hereof and each other Person that becomes a Bank pursuant to the last sentence of
     Section 8.06(a).

              "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                      (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or

                      (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                      (c) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

              "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.06(a).

              "Borrowers" means TWC, WHD, NWP, TGPL, TGT, WilTel and WPL.

              "Borrowing" means an A Borrowing or a B Borrowing.

              "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or relates to any B Advance as to which the related Notice of B Borrowing is delivered pursuant to clause (B) of Section 2.16(a)(i), on which dealings are carried on in the London interbank market.

              "Citibank" means Citibank, N.A.

              "Co-Agent" means each of Bank of America National Trust and Savings Association, Bank of Montreal, Credit Lyonnais New York Branch, The Chase Manhattan Bank, CIBC Inc., The First National Bank of Chicago, and Royal Bank of Canada.

              "Code" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

              "Commitment" of any Bank to any Borrower means at any time the lesser of (i) the amount set opposite or deemed (pursuant to clause (vii) of the last sentence of Section 8.06(a) and as reflected in the relevant Transfer Agreement referred to in such sentence) to be set opposite such Bank's name for such Borrower on Schedule X as such amount may be terminated, reduced or increased after July 23, 1997, pursuant to Section 2.04, Section 2.17, Section 6.01 or Section 8.06(a), or (ii) the amount of the Commitment of such Bank to TWC at such time.

              "Consolidated" refers to the consolidation of the accounts of any Person and its subsidiaries in accordance with generally accepted accounting principles.

              "Consolidated Net Worth" of any Person means the Net Worth of such Person and its Subsidiaries on a Consolidated basis.

              "Consolidated Tangible Net Worth" of any Person means the Tangible Net Worth of such Person and its Subsidiaries on a Consolidated basis.

              "Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.02, Section 2.19 or Section 2.20.

              "Debt" means, in the case of any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures or notes, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) monetary obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases,
     (v) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) or clause (vii) of this definition, (vi) indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) or clause (vii) of this definition secured by any Lien on or in respect of any property of such Person, and (vii) all liabilities of such Person in respect of unfunded vested benefits under any Plan; provided, however, that Debt shall not include any obligation under or resulting from any agreement referred to in paragraph (y) of Schedule III; paragraph (y) of Schedule IV; paragraph (y) of Schedule V; paragraph (y) of Schedule VI; paragraph
     (h) of Schedule VII; paragraph (y) of Schedule VIII; or paragraph (  ) of
     Schedule IX or under or resulting from any sale and leaseback referred to in paragraph (aa) of Schedule III; paragraph (aa) of Schedule IV; paragraph (aa) of Schedule V; paragraph (bb) of Schedule VI; paragraph (j) of Schedule VII; paragraph (aa) of Schedule VIII or paragraph ( ) of
     Schedule IX.

              "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.06(a), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

              "EBITDA" means for any period the sum of (i) the Consolidated net income (or loss) of WilTel and its Subsidiaries for such period determined in accordance with generally accepted accounting principles plus (ii) to the extent included in the determination of such net income (or loss), the Consolidated charges for such period for interest, depreciation, depletion and amortization, plus (or, if there is a benefit from income taxes, minus) (iii) to the extent included in the determination of such net income, the amount of the provision for or benefit from income interest; provided, however, that in determining such Consolidated net income, such Consolidated charges and such provision for or benefit from income taxes, there shall be included therefrom (to the extent otherwise included therein) (a) the net income (or loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for or benefit from income taxes of, any Person acquired by WilTel or any Subsidiary of WilTel in a pooling-of-interest transaction for any period prior to the date of such transaction, (b) the net income (but not loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for (but not benefit from) income taxes of, any Person which is subject to any restriction which prevents the payment of dividends or the making of distributions on the capital stock, partnership interests or other ownership interests of such Person to the extent of such restrictions, (c) pre-tax gains or losses on the sale, transfer or other disposition of any property by WilTel or its Subsidiaries (other than sales, transfer and other dispositions in the ordinary course of business), (d) all reported extraordinary gains and reported extraordinary losses, prior to applicable income taxes, and (e) any item constituting the cumulative effect of a reported change in accounting principles, prior to applicable income taxes.

              "Environment" shall have the meaning set forth in 42 U.S.C.
     Section 9601(8) as defined on the date of this Agreement, and "Environmental" shall mean pertaining or relating to the Environment.

              "Environmental Protection Statute" shall mean any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees, agreements and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

              "ERISA Affiliate" of any Borrower means any trade or business (whether or not incorporated) which is a member of a group of which such Borrower is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

              "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

              "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or pursuant to Section 8.06(a) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

              "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple) equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the Eurodollar Rate Advance of Citibank comprising part of such A Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

              "Eurodollar Rate Advance" means an A Advance that bears interest as provided in Section 2.06(b).

              "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

              "Events of Default" has the meaning specified in Section 6.01. For purposes of clause (iv) of the definition herein of "Interest Period",
     Section 2.19 and Section 6.01, an Event of Default exists as to a particular Borrower if such Event of Default exists wholly or in part as a result of any event, condition, action, inaction, representation or other matter of, by or otherwise directly or indirectly pertaining to such Borrower or any material Subsidiary of such Borrower. Without limiting the foregoing and for purposes of further clarification, it is agreed that inasmuch as each of WilTel, WHD, NWP, WPL, TGPL and TGT is a Subsidiary of TWC, any Event of Default that exists as to any of WilTel, WHD, NWP, WPL, TGPL or TGT also exists as to TWC.

              "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

              "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

              "Hazardous Substance" shall have the meaning set forth in 42 U.S.C. Section 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.

              "Hazardous Waste" shall have the meaning set forth in 42 U.S.C.
     Section 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including, without limitation 40 C.F.R. Section 261.3).

              "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

              "Interest Period" means, for each A Advance to a Borrower comprising part of the same A Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any Base Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by such Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months, in each case as such Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select (it being agreed that selection of a subsequent Interest Period for an outstanding Eurodollar Rate Advance does not require that a Notice of A Borrowing be given, inasmuch as no Advance is being requested or made as a result of such selection); provided, however, that:

                      (i) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration;

                      (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                      (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

                      (iv) no Borrower may select any Interest Period that ends after the Termination Date, and no Borrower may select any Interest Period if any Event of Default exists as to such Borrower.

              "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

              "Majority Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the A Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the Commitments or, if no such principal amount is then outstanding and all Commitments have terminated, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the B Notes held by Banks (provided that for purposes of this definition and Sections 2.17, 6.01 and 7.01 neither any Borrower nor any Subsidiary or Related Party of any Borrower, if a Bank, shall be included in (i) the Banks holding the A Notes or B Notes or (ii) determining the aggregate unpaid principal amount of the A Notes or the B Notes or the amount of the Commitments).

              "Moody's" means Moody's Investors Service, Inc.

              "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate of any Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which any Borrower or any ERISA Affiliate of any Borrower, and one or more employers other than any Borrower or an ERISA Affiliate of any Borrower, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which any Borrower or any ERISA Affiliate of any Borrower made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

              "Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles.

              "1996 Credit Agreement" has the meaning specified in the preliminary statements of this Agreement.

              "Non-Borrowing Subsidiary" of any Borrower means a Subsidiary of such Borrower which Subsidiary is not itself a Borrower.

              "Non-Recourse Debt" means Debt incurred by any non-material, Non-Borrowing Subsidiary to finance the acquisition (other than any acquisition from TWC or any Subsidiary) or construction of a project, which Debt does not permit or provide for recourse against TWC or any Subsidiary of TWC (other than the Subsidiary that is to acquire or construct such project) or any property or asset of TWC or any Subsidiary of TWC (other than property or assets of the subsidiary that is to acquire or construct such project).

              "Note" means an A Note or a B Note.

              "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

              "Notice of B Borrowing" has the meaning specified in Section 2.16(a).

              "NWP" means Northwest Pipeline Corporation, a Delaware corporation.

              "PBGC" means the Pension Benefit Guaranty Corporation.

              "Permitted NWP Liens" means Liens specifically described on
     Schedule III.

              "Permitted TGPL Liens" means Liens specifically described on
     Schedule IV.

              "Permitted TGT Liens" means Liens specifically described on
     Schedule V.

              "Permitted TWC Liens" means Liens specifically described on
     Schedule VI.

              "Permitted WHD Liens" means Liens specifically described on
     Schedule VIII.

              "Permitted WilTel Liens" means Liens specifically described on
     Schedule IX.

              "Permitted WPL Liens" means Liens specifically described on
     Schedule VII.

              "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

              "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or to which contributions have been made at any time after December 31, 1984, by, any Borrower or any ERISA Affiliate of any Borrower for employees of a Borrower or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under
     Section 412 of the Code.

              "Public Filings" means TWC's, NWP's, TGPL's and TGT's respective annual reports on Form 10-K for the year ended December 31, 1996, and TWC's, NWP's, TGPL's and TGT's respective quarterly reports on Form 10-Q for the quarter ended March 31, 1997.

              "Rating Category" means, as to any Borrower, the relevant category applicable to such Borrower from time to time as set forth on
     Schedule XI, which is based on the ratings (or lack thereof) of such Borrower's senior unsecured long-term debt by S&P or Moody's.

              "Related Party" of any Person means any corporation, partnership, joint venture or other entity of which more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or which owns at the time directly or indirectly more than 10% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such Person or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency); provided, however, that neither TWC nor any Subsidiary of TWC shall be considered to be a Related Party of TWC or any Subsidiary of TWC.

              "S&P" means Standard & Poor's Ratings Group, a division of Mc-Graw Hill, Inc. on the date hereof.

              "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such

     Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, that any sale and lease-back of cushion gas, whether now or hereafter existing, shall not be considered to be a Sale and Lease-Back Transaction and any sale and lease-back of inventory, whether now or hereafter existing, by WPL or any of its Subsidiaries (other than another Borrower) shall not be considered to be a Sale and Lease-Back Transaction.

              "Stated Termination Date" means July 31, 2002, or such later date, if any as may be agreed to by the Borrowers and the Banks pursuant to Section 2.18.

              "Subordinated Debt" means any Debt of any Borrower which is effectively subordinated to the obligations of such Borrower hereunder and under the Notes.

              "Subsidiary" of any Person means any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time capital stock or other equity interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

              "Tangible Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets (i) patents, patent applications, trademarks, copyrights and trade names, (ii) goodwill, organizational, experimental, research and development expense and other like intangibles, (iii) treasury stock, (iv) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or Subordinated Debt, and (v) unamortized debt discount and expense.

              "Termination Date" means the earlier of (i) the Stated Termination Date or (ii) the date of termination in whole of the Commitments pursuant to Section 2.04, 2.17 or 6.01.

              "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(f) of ERISA, or (ii) the withdrawal of any Borrower or any ERISA Affiliate of any Borrower from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Borrower or any ERISA Affiliate of any Borrower under
     Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

              "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

              "TGT" means Texas Gas Transmission Corporation, a Delaware corporation.

              "Transfer Agreement" has the meaning specified in Section 8.06.

              "TWC" means The Williams Companies, Inc., a Delaware corporation.

              "Type" has the meaning set forth in the definition herein of A Advance.

              "Unrated" means, as to any Borrower, that no senior unsecured long-term debt of such Borrower is rated by S&P and no senior unsecured long-term debt of such Borrower is rated by Moody's.

              "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the capital stock and other equity interests of which is owned by such Person or any Wholly-Owned Subsidiary of such Person.

              "WilTel Pro Forma Income Statements" means the pro forma income statements for the calendar quarters ended June 30, 1996, September 30, 1996, December 31, 1996, and March 31, 1997, included as Exhibit G hereto.

              "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

              "WFS" means Williams Field Services Group, Inc., a Delaware corporation.

              "WHD" means Williams Holdings of Delaware, Inc., a Delaware corporation.

              "WilTel" means WilTel Communications, LLC, a Delaware limited liability company.

              "WilTel Debt to EBITDA Ratio" means, as of the end of any calendar quarter, the ratio of (i) the aggregate amount, as of the end of such quarter, of all Debt of WilTel and its Subsidiaries on a Consolidated basis to (ii) EBITDA for the period of four consecutive calendar quarters ending on (and including) the last day of such calendar quarter; provided, however, in calculating the WilTel Debt to EBITDA Ratio for calendar quarters ending prior to and including June 30, 1998, the WilTel Debt to EBITDA Ratio shall be determined based upon the WilTel Pro Forma Income Statements to the extent necessary because actual income statements are not available.

              "WNG" means Williams Natural Gas Company, a Delaware corporation.

              "WPL" means Williams Pipe Line Company, a Delaware corporation.

              "WPL Debt to TNW Ratio" means at any date the ratio of (i) the aggregate amount at such date of all Debt of WPL and its Subsidiaries on a Consolidated basis to (ii) the sum of the Consolidated Tangible Net Worth at such date of WPL plus the aggregate amount at such date of all Debt of WPL and its Subsidiaries on a Consolidated basis.

              Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

              Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and each reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e)(i).

              Section 1.04. Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

              Section 1.05. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or in the absence of such announcement or publication, the effective date of, any change in, or withdrawal or termination of, such rating. In the event the standards for any rating by Moody's or S&P are revised, or any such rating is designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of a Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of a Borrower Ba1 and other such debt of such Borrower Ba2, the senior unsecured long-term debt of such Borrower shall be deemed to be rated Ba2 by Moody's.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

              Section 2.01. The A Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to each Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount outstanding not to exceed at any time such Bank's Commitment to such Borrower, provided that the aggregate amount of the Commitments of the Banks to any Borrower shall, except for purposes of Section 2.03(a), be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding to such Borrower and such deemed use of the aggregate amount of such Commitments shall be applied to the Banks ratably according to their respective Commitments to such Borrower (such deemed use of the aggregate amount of the Commitments of any Borrower being a "B Reduction"), and provided further that the aggregate amount of all A Advances to all Borrowers by any Bank shall not exceed at any time outstanding such Bank's Commitment to TWC (determined after giving effect to such Bank's ratable share of all B Reductions). Each A Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of A Advances of the same Type made to the same Borrower on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment to a Borrower, such Borrower may borrow, prepay pursuant to Section 2.10 and reborrow under this
Section 2.01.

              Section 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than (1) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, 11:00 A.M. (New York City time) at least three Business Days prior to the date of the proposed Borrowing, and (2) in the case of a proposed Borrowing comprised of Base Rate Advances, 10:00 A.M. (New York City time) on the date of the proposed Borrowing, by the Borrower requesting such A Borrowing to the Agent, which shall give to each Bank prompt notice thereof by telecopy, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, executed by the Borrower requesting such A Borrowing and specifying therein the requested (i) date of such A Borrowing (which shall be a Business
Day), (ii) initial Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Bank shall, before 11:00 A.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its New York address referred to in Section 8.02, in same day funds, such Bank's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting such A Borrowing at the Agent's aforesaid address. Notwithstanding the other provisions hereof, each Bank that is to be paid by any Borrower on July 23, 1997, any principal amount outstanding under the 1996 Credit Agreement as contemplated by Section 8.14 shall apply the proceeds of any Advance to be made by it to such Borrower on such date to pay such amount and only an amount equal to the difference (if any) between the amount of such Advance and the principal amount being so paid shall be made available by such Bank to the Agent as provided herein, or remitted by such Borrower to the Agent as provided in Section 2.13, as the case may be.

              (b)  Anything herein to the contrary notwithstanding:

                      (i) at no time shall there be outstanding to any one Borrower more than six A Borrowings comprised of Eurodollar Rate Advances;

                      (ii) no Borrower may select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than (x) if such Borrowing is made by WPL or WilTel, $5,000,000, and (y) if such Borrowing is made by any other Borrower, $20,000,000;

                      (iii) if the Majority Banks shall notify the Agent that either (A) the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advances will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances for such Interest Period, or (B) that U.S. dollar deposits for the relevant amounts and Interest Period for their respective Advances are not available to them in the London interbank market, or it is otherwise impossible to have Eurodollar Rate Advances, the Agent shall forthwith so notify the Borrowers and the Banks, whereupon (I) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (II) the obligations of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent, at the request of the Majority Banks, shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.02(b)(v), each Advance comprising any requested A Borrowing shall be a Base Rate Advance;

                      (iv) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances, the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.02(b)(v), each Advance comprising any requested A Borrowing shall be a Base Rate Advance; and

                      (v) if a Borrower has requested a proposed A Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in Section 2.02(b)(iii) or (iv) such A Borrowing would not consist of Eurodollar Rate Advances, such Borrower may, by notice given not later than 3:00 P.M. (New York City time) at least one Business Day prior to the date such proposed A Borrowing would otherwise be made, cancel such A Borrowing, in which case such A Borrowing shall be cancelled and no Advances shall be made as a result of such requested A Borrowing, but such Borrower shall indemnify the Banks in connection with such cancellation as contemplated by Section 2.02(c).

              (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrowers, except as set forth in Section 2.02(b)(v). In the case of any A Borrowing requested by a Borrower which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, such Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of reasonably anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to such Borrower and the Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense. If an A Borrowing requested by a Borrower which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances is not made as an A Borrowing comprised of Eurodollar Rate Advances as a result of Section 2.02(b), such Borrower shall indemnify each Bank against any loss (excluding loss of profits), cost or expense incurred by such Bank by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank prior to the time such Bank is actually aware that such A Borrowing will not be so made to fund the A Advance to be made by such Bank as part of such A Borrowing. A certificate in reasonable detail as to the basis for and the amount of such loss, cost or expense submitted to such Borrower and the Agent by such Bank shall be prima facie evidence of the amount of such loss, cost or expense.

              (d) Unless the Agent shall have received notice from a Bank prior to the date of any A Borrowing to a Borrower that such Bank will not make available to the Agent such Bank's ratable portion of such A Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section
2.02 and the Agent may, in reliance upon such assumption, make available to such Borrower requesting such A Borrowing on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

              (e) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

              Section 2.03.  Fees.

               (a) Commitment Fee. TWC agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused (for the purposes of this Section 2.03(a), A Advances made to any Borrower shall be considered to have been made to TWC, but B Advances to any Borrower shall not, for purposes of this Section 2.03(a), be considered to be usage of any Commitment) portion of such Bank's Commitment to TWC from the date hereof until the Termination Date at a rate per annum from time to time equal to the Applicable Commitment Fee Rate from time to time, payable in arrears on the last day of each March, June,

September and December during the term such Bank has any Commitment to any Borrower and on the Termination Date.

              (b) Agent's Fees. TWC agrees to pay to the Agent, for its sole account, such fees as may be separately agreed to in writing by TWC and the Agent.

              Section 2.04.  Reduction of the Commitments.

              (a) Optional. Each Borrower shall have the right, upon at least three Business Days notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks to such Borrower, provided that each partial reduction shall be in the aggregate amount of at least $20,000,000, and provided further, that the aggregate amount of the Commitments of the Banks to any Borrower shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding to such Borrower, and provided further, that the aggregate amount of the Commitments of the Banks to TWC shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding to the Borrower as to which the aggregate outstanding principal amount of Advances is then the largest.

              (b) Termination. If all of the Commitments of the Banks to a Borrower (other than TWC) are terminated pursuant to Section 2.04(a) and such Borrower has paid all principal, interest, fees, costs and other amounts owed by it hereunder and under the Notes executed by it, such Borrower shall have the right, upon at least three Business Days notice to the Agent, to elect to cease to be a Borrower hereunder, except for purposes of the definition herein of Majority Banks and for purposes of Sections 2.11, 2.14 and 8.04.

              Section 2.05. Repayment of A Advances. Each Borrower shall repay, on the Stated Termination Date or such earlier date as the Notes may be declared due pursuant to Article VI, the unpaid principal amount of each A Advance made by each Bank to such Borrower.

              Section 2.06. Interest on A Advances. Each Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank to such Borrower from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

              (a) Base Rate Advances. At such times as such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Advance shall be Converted or paid in full; provided that any amount of principal of any Base Rate Advance, interest, fees and other amounts payable hereunder (other than principal of any Eurodollar Rate Advance) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 2% per annum.

              (b) Eurodollar Rate Advances. At such times as such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time for such A Advance, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; provided that any amount of principal of any Eurodollar Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) the sum of the Base Rate in effect from time to time plus 2% per annum and (y) the sum of the rate per annum required to be paid on such A Advance immediately prior to the date on which such amount became due plus 2% per annum.

              Section 2.07. Additional Interest on Eurodollar Rate Advances. Each Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to such Borrower through the Agent. A certificate as to the amount of such additional interest submitted to such Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. No Bank shall have the right to recover any additional interest pursuant to this
Section 2.07 for any period more than 90 days prior to the date such Bank notifies the Borrowers that additional interest may be charged pursuant to this
Section 2.07.

              Section 2.08. Interest Rate Determination. The Agent shall give prompt notice to the Borrower to which an A Advance is made and the Banks of the applicable interest rate for each Eurodollar Rate Advance determined by the Agent for purposes of Section 2.06(b).

              Section 2.09. Evidence of Debt. The indebtedness of each Borrower resulting from the A Advances owed to each Bank by such Borrower shall be evidenced by an A Note of such Borrower payable to the order of such Bank.

              Section 2.10.  Prepayments.

              (a) No Borrower shall have any right to prepay any principal amount of any A Advance except as provided in this Section 2.10.

              (b) Any Borrower may, in respect of Base Rate Advances upon notice to the Agent before 10:00 A.M. (New York City time) on the date of prepayment, and in respect of Eurodollar Rate Advances upon at least three Business Days' notice to the Agent, in each case stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 8.04(b) as a result of such prepayment; provided, however, that each partial prepayment pursuant to this Section 2.10(b) shall be in an aggregate principal amount not less than $5,000,000 and in an aggregate principal amount such that after giving effect thereto no A Borrowing comprised of Base Rate Advances shall have a principal amount outstanding of less than $5,000,000 and no A Borrowing comprised of Eurodollar Rate Advances shall have a principal amount outstanding of less than (i) if such A Borrowing was made by WPL or WilTel, $5,000,000, and (ii) if such A Borrowing was made by any other Borrower, $20,000,000.

              (c) Each Borrower will give notice to the Agent at or before the time of each prepayment by such Borrower of Advances pursuant to this
Section 2.10 specifying the Advances which are to be prepaid and the amount of such prepayment to be applied to such Advances, and each payment of any Advance pursuant to this Section 2.10 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

              Section 2.11.  Increased Costs.

              (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to any Borrower, then such Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such increased cost. No Bank shall have the right to recover any such increased costs for any period more than 90 days prior to the date such Bank notifies the Borrowers of any such introduction, change, compliance or proposed compliance.

              (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend to any Borrower hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), such Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to the amount of such additional amounts, submitted to such Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such additional amounts. No Bank shall have any right to recover any additional amounts under this Section 2.11(b) for any period more than 90 days prior to the date such Bank notifies the Borrowers of any such compliance.

              (c) In the event that any Bank makes a demand for payment under Section 2.07 or this Section 2.11, TWC may within ninety days of such demand, if no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the last sentence of Section 8.06(a) (including execution of an appropriate Transfer Agreement) provided that (i) all obligations of such Bank to lend hereunder shall be terminated and the Notes payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest at or prior to such replacement,
(ii) such replacement bank shall be reasonably satisfactory to the Agent and the Majority Banks, (iii) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with a Commitment to each Borrower in the amount of the respective Commitment of such Bank to such Borrower immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Commitment of such Bank to such Borrower prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, and
(iv) such other actions shall be taken by the Borrowers, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including, without limitation, execution and delivery of new Notes of each Borrower to such replacement bank, redelivery to each Borrower in due course of the Notes of such Borrower payable to such Bank and specification of the information contemplated by Schedule I as to such replacement bank).

              Section 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or that any central bank or other governmental authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make, or Convert a Base Rate Advance into, a Eurodollar Rate Advance or to continue to fund or maintain any Eurodollar Rate Advance, then, on notice thereof to the Borrowers by the Agent, (i) the obligation of each of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent, at the request of the Majority Banks, shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and (ii) the Borrowers shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding together with all accrued interest thereon and all amounts payable pursuant to Section 8.04(b), unless each Bank shall determine in good faith in its sole opinion that it is lawful to maintain the Eurodollar Rate Advances made by such Bank to the end of the respective Interest Periods then applicable thereto or unless the Borrowers, within five Business Days of notice from the Agent, Convert all Eurodollar Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.19.

              Section 2.13.  Payments and Computations.

              (a) Each Borrower shall make each payment hereunder and under the Notes to be made by it not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at its New York address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or commitment fees ratably (other than amounts payable pursuant to Section 2.07, 2.11, 2.14, 2.16 or 8.04(b)) to the Banks for the account of their respective Applicable

Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. In no event shall any Bank be entitled to share any fee paid to the Agent pursuant to Section 2.03(b), any auction fee paid to the Agent pursuant to Section 2.16(a)(i) or any other fee paid to the Agent, as such.

              (b) Each Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by such Borrower is not made when due hereunder or under any Note of such Borrower held by such Bank, to charge from time to time against any or all of such Borrower's accounts with such Bank any amount so due.

              (c) All computations of interest based on clause (a) or clause (b) of the definition herein of Base Rate and of commitment fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or clause (c) of the definition herein of Base Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent (or, in the case of Section 2.07, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

              (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

              (e) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due by such Borrower to any Bank hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

              Section 2.14.  Taxes.

              (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Bank or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or under the Notes executed by it or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or such Notes (hereinafter referred to as "Other Taxes").

              (c) Each Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) owed and paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

              (d) Within 30 days after the date of the payment of Taxes by or at the direction of any Borrower, such Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Agent would not be entitled but for the payment by a Borrower of Taxes as required by this Section 2.14 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Agent, as the case may be, in its sole discretion), such Bank or the Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Agent, as the case may be, and determined by such Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

              (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes.

              Section 2.15. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.07, 2.11, 2.14 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances owed to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

              Section 2.16.  The B Advances.

              (a) Each Bank severally agrees that each Borrower may make B Borrowings under this Section 2.16 from time to time on any Business Day during the period from the date hereof until the earlier of (I) the Termination Date or (II) the date occurring 30 days prior to the Stated Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding to such Borrower shall not exceed the aggregate amount of the Commitments of the Banks to such Borrower (computed without regard to any B Reduction) and the aggregate amount of all Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks to TWC (computed without regard to any B Reduction).

              (i)     A Borrower may request a B Borrowing under this Section
     2.16 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 14 days after the date of such B Borrowing or later than the earlier of
     (x) 6 months after the date of such B Borrowing or (y) the Stated Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing (including, without limitation, the basis to be used by the Banks in determining the rate or rates of interest to be offered by them as provided in paragraph
     (ii) below and prepayment terms, if any, but excluding any waiver or other modification to any of the conditions set forth in Article III), not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if such Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum and (B) at least five Business Days prior to the date of the proposed B Borrowing, if such Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Banks in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Bank of each request for a B Borrowing received by it from a Borrower by sending such Bank a copy of the related Notice of B Borrowing. Each time that a Borrower gives a Notice of B Borrowing, such Borrower shall pay to the Agent an auction fee equal to $2000.

              (ii) Each Bank may, if in its sole discretion it elects to do so, irrevocably offer to make one or more B Advances to a Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to such Borrower), before 10:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.16(a), exceed such Bank's Commitment to such Borrower), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer before 9:45 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks, and such Bank shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any B Advance as part of such proposed B Borrowing.

              (iii) The Borrower requesting such proposed B Borrowing shall, in turn, before 11:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                      (A) cancel such B Borrowing by giving the Agent notice to that effect, or

                      (B) accept one or more of the offers made by any Bank or Banks pursuant to paragraph (ii) above, in order of the lowest to highest rates of interest or margins (or, if two or more Banks bid at the same rates of interest, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Banks as part of such B Borrowing shall be allocated among such Banks pro rata on the basis of the maximum amount offered by such Banks at such rates or margin in connection with such B Borrowing), in any aggregate amount up to the aggregate amount initially requested by such Borrower in the relevant Notice of B Borrowing, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Bank for such B Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Agent notice to that effect.

              (iv) If the Borrower requesting such B Borrowing notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(A) above, the Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

              (v) If the Borrower requesting such B Borrowing accepts one or more of the offers made by any Bank or Banks pursuant to paragraph
     (iii)(B) above, the Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its New York address referred to in Section 8.02 such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Bank of the amount of the B Borrowing, the Borrower to which such B Borrowing was made, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

              (b) Each B Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Borrower agrees that it will not request a B Borrowing unless, upon the making of such B Borrowing, the limitations set forth in the proviso to the first sentence of Section 2.16(a) are complied with.

              (c)     Within the limits and on the conditions set forth in this
     Section 2.16, each Borrower may from time to time borrow under this
     Section 2.16, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.16, provided that a

     B Borrowing shall not be made by any Borrower within three Business Days of the date of another B Borrowing to such Borrower.

              (d) Each Borrower shall repay to the Agent for the account of each Bank which has made a B Advance to such Borrower, or each other holder of a B Note of such Borrower, on the maturity date of each B Advance made to such Borrower (such maturity date being that specified by such Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance) the then unpaid principal amount of such B Advance. No Borrower shall have any right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by such Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

              (e) Each Borrower shall pay interest on the unpaid principal amount of each B Advance made to such Borrower from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

              (f) The indebtedness of each Borrower resulting from each B Advance made to such Borrower as part of a B Borrowing shall be evidenced by a separate B Note of such Borrower payable to the order of the Bank making such B Advance.

              (g) The failure of any Bank to make the B Advance to be made by it as part of any B Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its B Advance on the date of such B Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the B Advance to be made by such other Bank on the date of any B Borrowing.

              Section 2.17. Optional Termination. Notwithstanding anything to the contrary in this Agreement, if (v) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of TWC or of any Subsidiary of TWC) or two or more Persons acting in concert (other than any group of employees of TWC or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of TWC (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of TWC entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (vi) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of TWC or who were elected by individuals who at the beginning of such period were such directors or by individuals elected in accordance with this clause (ii) shall cease for any reason to constitute a majority of the board of directors of TWC, or (vii) any Person (other than TWC or a Wholly-Owned Subsidiary of TWC) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of any Borrower; then the Agent shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the A Notes then outstanding or, if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments, by notice to the Borrowers, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and no Borrower shall have any further right to borrow hereunder.

              Section 2.18. Extension of Termination Date. By notice given to the Agent and the Banks, at least thirty days but not more than forty-five days before July 1 of any year after 2000, the Borrowers may request the Banks to extend the Stated Termination Date for an additional year to a date which is an anniversary date of the Stated Termination Date. Within thirty days after receipt of such request, each Bank that agrees, in its sole and absolute discretion, to so extend the Stated Termination Date shall notify the Borrowers and the Agent that it so agrees, and if all Banks so agree the Stated Termination Date shall be so extended.

              Section 2.19. Voluntary Conversion of Advances. Any Borrower may on any Business Day, if no Event of Default then exists as to such Borrower, upon notice (which shall be irrevocable) given to the Agent not later than 11:00 A.M. (x) in the case of a proposed Conversion into Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed conversion, and (y) in the case of a proposed Conversion into Base Rate Advances, on the date of the proposed Conversion, and subject to the provisions of Sections 2.02 and 2.12, Convert all Advances of one Type comprising the same A Borrowing into Advances of the other Type; provided that (i) no Conversion of any Eurodollar Rate Advances shall occur on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, except as contemplated by
Section 2.12, and (ii) Advances may not be Converted into Eurodollar Rate Advances if the aggregate unpaid principal amount of the Advances is less than $20,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

              Section 2.20.  Automatic Provisions.

              (a) If any Borrower shall fail to select the duration of any Interest Period for Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Banks, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

              (b) On the date on which the aggregate unpaid principal amount of the Eurodollar Rate Advances of any Borrower shall be reduced to less than $20,000,000, all of such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances.

                                  ARTICLE III

                                   CONDITIONS

              Section 3.01. Conditions Precedent to Initial Advances. The obligation of each Bank to make its initial Advance on or after the date hereof is subject to the condition precedent that the Agent shall have received on or before the date hereof, each dated on or before such date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

              (a) The A Notes executed severally by each of the respective Borrowers to the order of each of the respective Banks and this Agreement executed by the Borrowers.

              (b) Certified copies of the resolutions of the Board of Directors, or the Executive Committee thereof, of each Borrower authorizing the execution of this Agreement and the Notes to be executed by such Borrower.

              (c) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (i) all changes, if any, that have been made to the Certificate of Incorporation or Bylaws of such Borrower on or after June 15, 1995, and (ii) the names and true signatures of the officers of such Borrower authorized to sign this Agreement, Notices of A Borrowing, Notices of B Borrowing and the Notes to be executed by such Borrower and any other documents to be delivered hereunder by such Borrower.

              (d) An opinion of William G. von Glahn, General Counsel of TWC, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Agent may reasonably request.

              (e) An opinion of Bracewell & Patterson, L.L.P., special counsel to the Agent, substantially in the form of Exhibit D hereto.

              (f) A certificate of an officer of each Borrower (other than WPL and WilTel) stating the respective ratings by each of S&P and Moody's of the senior unsecured long-term debt of such Borrower as in effect on the date of this Agreement; a certificate of an officer of WPL stating (and showing the calculation of) the WPL Debt to TNW Ratio as of March 31, 1997; and a certificate of an officer of WilTel stating (and showing the calculation of) the WilTel Debt to EBITDA Ratio as of March 31, 1997.

              Section 3.02. Additional Conditions Precedent to Each A Borrowing. The obligation of each Bank to make an A Advance to a Borrower on the occasion of any A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by such Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by such Borrower that on the date of such A Borrowing such statements are true):

              (i)     The representations and warranties contained in Section
     4.01 pertaining to such Borrower and its Subsidiaries are correct in all material respects on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

              (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

              (iii) After giving effect to such A Borrowing and all other Borrowings which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks to TWC (computed without regard to any B Reduction);

     and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

              Section 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Bank which is to make a B Advance to a Borrower on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the further conditions precedent that (i) at or before the time required by paragraph (iii) of Section 2.16(a), the Agent shall have received the written confirmatory notice of such B Borrowing contemplated by such paragraph, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note executed by such Borrower payable to the order of such Bank for each of the one or more B Advances to be made by such Bank as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.16, and (iii) on the date of such B Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by such Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by such Borrower that on the date of such B Borrowing such statements are true):

              (1)     The representations and warranties contained in Section
     4.01 pertaining to such Borrower and its Subsidiaries are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

              (2) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both,

              (3) Following the making of such B Borrowing and all other Borrowings to be made on the same day to such Borrower under this Agreement, the aggregate principal amount of all Advances to such Borrower then outstanding will not exceed the aggregate amount of the Commitments to such Borrower (computed without regard to any B Reduction), and

              (4) After giving effect to such B Borrowing and all other Borrowings which have been requested on or prior to such date but which have not been made prior to such date, the aggregate principal amount of all Advances will not exceed the aggregate of the Commitments of the Banks to TWC (computed without regard to any B Reduction);

and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              Section 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as to itself and its Subsidiaries as follows:

              (a) Each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of the State of Delaware and has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of such Borrower and its Subsidiaries taken as a whole. Each Subsidiary of each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole. Each Subsidiary of a Borrower has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of such Borrower and its Subsidiaries taken as a whole.

              (b) The execution, delivery and performance by each Borrower of this Agreement and the Notes and the consummation of the transactions contemplated by this Agreement are within such Borrower's corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, do not contravene
     (i) such Borrower's charter, by-laws, or formation agreement, or (ii) law or any contractual restriction binding on or affecting such Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each borrowing of any Advance by a Borrower, such borrowing and the use of the proceeds of such Advance will be within such Borrower's corporate or limited liability company powers, will have been duly authorized by all necessary corporate or limited liability company action, will not contravene (i) such Borrower's charter, by-laws, or formation agreement, or (ii) law or any contractual restriction binding on or affecting such Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

              (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Agreement or the Notes or the consummation of the transactions contemplated by this Agreement. At the time of each borrowing of any Advance by a Borrower, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required for such borrowing or the use of the proceeds of such Advance.

              (d) This Agreement has been duly executed and delivered by each Borrower. This Agreement is the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity. The A Notes of each Borrower are, and when executed the B Notes of such Borrower will be, the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

              (e) (i) The Consolidated and consolidating balance sheets of TWC and its Subsidiaries as at December 31, 1996, and the related Consolidated and consolidating statements of income and cash flows of TWC and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated and consolidating balance sheets of TWC and its Subsidiaries as at March 31, 1997, and the related Consolidated and consolidating statements of income and cash flows of TWC and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TWC, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheets as at March 31, 1997, and such statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated and consolidating financial condition of TWC and its Subsidiaries as at such dates and the Consolidated and consolidating results of operations of TWC and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 1997, there has been no material adverse change in the condition or operations of TWC or its Subsidiaries.

                      (ii) The consolidating balance sheets of TWC and its Subsidiaries as at December 31, 1996, and March 31, 1997, referred to in
     Section 4.01(e)(i), and the related consolidating statements of income and cash flows of TWC and its Subsidiaries for the fiscal year and three months, respectively, then ended referred to in Section 4.01(e)(i), to the extent such balance sheets and statements pertain to NWP, fairly present (subject, in the case of such balance sheet as at March 31, 1997 and such statements of income and cash flows for the three months then ended, to year-end audit adjustments) the Consolidated financial condition of NWP and its Subsidiaries as at such dates and the Consolidated results of operations of NWP and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 1997, there has been no material adverse change in the condition or operations of NWP or its Subsidiaries.

                      (iii) The Consolidated balance sheet of WPL and its Subsidiaries as at December 31, 1996, and the related Consolidated statement of income and cash flows of WPL and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of WPL and its Subsidiaries as at March 31, 1997, and the related Consolidated statement of income and cash flows of WPL and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of WPL, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at March 31, 1997, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of WPL and its Subsidiaries as at such dates and the Consolidated results of operations of WPL and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 1997, there has been no material adverse change in the condition or operations of WPL or its Subsidiaries.

                      (iv) The Consolidated balance sheet of TGPL and its Subsidiaries as at December 31, 1996, and the related Consolidated statement of income and cash flows of TGPL and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of TGPL and its Subsidiaries as at March 31, 1997, and the related Consolidated statement of income and cash flows of TGPL and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TGPL, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at March 31, 1997, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of TGPL and its Subsidiaries as at such dates and the Consolidated results of operations of TGPL and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 1997, there has been no material adverse change in the condition or operations of TGPL or its Subsidiaries.

                      (v) The Consolidated balance sheet of TGT and its Subsidiaries as at December 31, 1996, and the related Consolidated statement of income and cash flows of TGT and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of TGT and its Subsidiaries as at March 31, 1997, and the related Consolidated statement of income and cash flows of TGT and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TGT, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at March 31, 1997, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of TGT and its Subsidiaries as at such dates and the Consolidated results of operations of TGT and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 1997, there has been no material adverse change in the condition or operations of TGT or its Subsidiaries.

                      (vi) The Consolidated balance sheet of WHD and its Subsidiaries as at December 31, 1996, and the related Consolidated statement of income and cash flows of WHD and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of WHD and its Subsidiaries as at March 31, 1997, and the related Consolidated statement of income and cash flows of WHD and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of WHD, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at March 31, 1997, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of WHD and its Subsidiaries as at such dates and the Consolidated results of operations of WHD and its Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since March 31, 1997, there has been no material adverse change in the condition or operations of WHD or its Subsidiaries.

              (vii) The Consolidated balance sheet of Williams Telecommunications Systems, Inc. ("WTS"), a predecessor of WilTel, as at December 31, 1996, and the related Consolidated statement of income and cash flows of WTS for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of WTS as at March 31, 1997, and the related Consolidated statement of income and cash flows of WTS for the three months then ended, duly certified by an authorized financial officer of WTS, copies of which have been furnished to each Bank, fairly present, subject, in the case of such balance sheet as at March 31, 1997, and such statement of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of WTS as at such dates and the Consolidated results of operations of WTS for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. From March 31, 1997, to April 30, 1997, there was no material adverse change in the condition or operations of WTS, which was merged into WilTel on April 30, 1997. Since May 1, 1997, there has been no material adverse change in the condition or operations of WilTel.

              (f) Except as set forth in the Public Filings or as otherwise disclosed in writing by a Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, there is, as to each Borrower, no pending or, to the knowledge of such Borrower, threatened action or proceeding affecting such Borrower or any Subsidiary of such Borrower before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of such Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

              (g) No proceeds of any Advance will be used for any purpose or in any manner not permitted by Section 5.02(k).

              (h) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any

     Advance will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by Section 5.02(k)) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Following the application of the proceeds of each Advance, not more than 25% of the value of the assets of any Borrower will be represented by such margin stock and not more than 25% of the value of the assets of any Borrower and its Subsidiaries will be represented by such margin stock.

              (i) No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency exists. No Borrower nor any ERISA Affiliate of any Borrower has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Borrower is aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

              (k) As of the date of this Agreement, the United States federal income tax returns of each Borrower (other than WHD and WilTel) and the material Subsidiaries of each Borrower (other than Subsidiaries not in existence on December 31, 1989) have been examined through the fiscal year ended December 31, 1989. Each Borrower and the Subsidiaries of each Borrower have filed all United States Federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by any Borrower or any such Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of each Borrower and the material Subsidiaries of each Borrower in respect of taxes are adequate.

              (l) No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              (m) Except as set forth in the Public Filings or as otherwise disclosed in writing by a Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the Borrowers and their respective material Subsidiaries are in compliance in all material respects with all Environmental Protection Statutes to the extent material to their respective operations or financial condition. Except as set forth in the Public Filings or as otherwise disclosed in writing by a Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the aggregate contingent and non-contingent liabilities of each Borrower and its Subsidiaries (other than those reserved for in accordance with generally accepted accounting principles and set forth in the financial statements regarding such Borrower referred to in Section 4.01(e) and delivered to each Bank) which are reasonably expected to arise in connection with (i) the requirements of Environmental Protection Statutes or (ii) any obligation or liability to any

     Person in connection with any Environmental matters (including, without limitation, any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) does not exceed 10% of the Consolidated Tangible Net Worth of such Borrower (excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which such Borrower reasonably expects to recover from ratepayers).


                                   ARTICLE V

                           COVENANTS OF THE BORROWERS

              Section 5.01. Affirmative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment to any Borrower hereunder, each Borrower will, unless the Majority Banks shall otherwise consent in writing:

              (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole), such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or upon any of its property or any property of any of its Subsidiaries, and all lawful claims which, if unpaid, might become a Lien upon any property of it or any of its Subsidiaries, provided that no Borrower nor any Subsidiary of a Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of such Borrower or such Subsidiary, as the case may be.

              (b)     Reporting Requirements.  Furnish to each of the Banks:

                      (i) as soon as possible and in any event within five days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of such Borrower setting forth the details of such Event of Default or event and the actions, if any, which such Borrower has taken and proposes to take with respect thereto;

                      (ii) as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of such Borrower, the Consolidated balance sheets of such Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statements of income and cash flows of such Borrower and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an authorized financial officer of such Borrower as having been prepared in accordance with generally accepted accounting principles, together with a certificate of said officer (a) stating that he has no knowledge that an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action, if any, which such Borrower proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of Section 5.02(b);

                      (iii) as soon as available and in any event not later than 105 days after the end of each fiscal year of such Borrower, a copy of the annual audit report for such year for such Borrower and its Subsidiaries, including therein Consolidated balance sheets of such Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of such Borrower and its Subsidiaries for such fiscal year, in each case prepared in accordance with generally accepted accounting principles and certified by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Majority Banks, together with a certificate of such accounting firm to the Banks (a) stating that, in the course of the regular audit of the business of such Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof, and (b) showing in detail the calculations supporting such statement in respect of Section 5.02(b); provided, however, that in the case of NWP the primary audited financial statements required by this Section 5.01(b)(iii) may be presented on a historical cost basis, but such audited financial statements shall include, as additional information, on a push-down basis reflecting the purchase price of NWP paid by TWC, a Consolidated balance sheet, a Consolidated statement of income and a Consolidated cash flow statement of NWP and its Subsidiaries as of the end of and for the relevant fiscal year, all prepared in accordance with generally accepted accounting principles but excluding footnotes for the push-down financial statements;

                      (iv) such other information respecting the business or properties, or the condition or operations, financial or otherwise, of such Borrower or any of its material Subsidiaries as any Bank through the Agent may from time to time reasonably request;

                      (v) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which such Borrower sends to any of its security holders, and copies of all final reports and final registration statements which such Borrower or any material Subsidiary of such Borrower files with the Securities and Exchange Commission or any national securities exchange;

                      (vi) as soon as possible and in any event (A) within 30 Business Days after such Borrower or any ERISA Affiliate of such Borrower knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (B) within 30 Business Days after such Borrower or any ERISA Affiliate of such Borrower knows or has reason to know that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur, a statement of the chief financial officer or chief accounting officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate of such Borrower proposes to take with respect thereto;

                      (vii) promptly and in any event within 25 Business Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower, copies of each notice received by such Borrower or any ERISA Affiliate of such Borrower from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                      (viii) within 30 days following request therefor by any Bank, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) of such Borrower or any ERISA Affiliate of such Borrower with respect to each Plan;

                      (ix) promptly and in any event within 25 Business Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower or any ERISA Affiliate of such Borrower concerning (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or
              (D) the amount of liability incurred, or expected to be incurred, by such Borrower or any ERISA Affiliate of such Borrower in connection with any event described in clause (A), (B) or (C) above;

                      (x) not more than 60 days (or 105 days in the case of the last fiscal quarter of a fiscal year of such Borrower) after the end of each fiscal quarter of such Borrower, a certificate of an authorized financial officer of such Borrower (a) stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of such Borrower as of the last day of such quarter, (b) if such Borrower is WPL and WPL is Unrated, stating (and showing the calculation of) the WPL Debt to TNW Ratio on the last day of such quarter, and (c) if such Borrower is WilTel and WilTel is Unrated, stating (and showing the calculation of) the WilTel Debt to EBITDA Ratio on the last day of such quarter; and

                      (xi) promptly after any withdrawal or termination of the letter referred to in the second to last sentence of Section 1.05 or any change in the indicated rating set forth therein or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of such Borrower by S&P or Moody's, notice thereof.

              (c) Maintenance of Insurance. Maintain, and cause each of its material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or its Subsidiaries operate, provided that such Borrower or any of its Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.

              (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except
     (1) in the case of any Non-Borrowing Subsidiary of such Borrower, where the failure of such Subsidiary to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole and (2) in the case of such Borrower, where the failure of such Borrower to preserve and maintain such rights, franchises and privileges and to so qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of such Borrower and its Subsidiaries taken as a whole.

              Section 5.02. Negative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment to any Borrower hereunder, no Borrower will, without the written consent of the Majority Banks:

              (a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except that:

                      (i) TWC and its Non-Borrowing Subsidiaries which are not Subsidiaries of any other Borrower may create, incur, assume or suffer to exist Permitted TWC Liens;

                      (ii) WHD and its Non-Borrowing Subsidiaries which are not Subsidiaries of any other Borrower (other than TWC) may create, incur, assume or suffer to exist Permitted WHD Liens;

                      (iii) NWP and its Non-Borrowing Subsidiaries may create, incur, assume or suffer to exist Permitted NWP Liens;

                      (iv) TGPL and its Non-Borrowing Subsidiaries may create, incur, assume or suffer to exist Permitted TGPL Liens;

                      (v) TGT and its Non-Borrowing Subsidiaries may create, incur, assume or suffer to exist Permitted TGT Liens; and

                      (vi) WPL and its Non-Borrowing Subsidiaries may create, incur, assume or suffer to exist Permitted WPL Liens.

                      (vii) WilTel and its Non-Borrowing Subsidiaries may create, incur, assume or suffer to exist Permitted WilTel Liens.

              (b) Debt. (i) In the case of TWC, permit the ratio of (A) the aggregate amount of all Debt of TWC and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of TWC plus the aggregate amount of all Debt of TWC and its Subsidiaries on a Consolidated basis to exceed 0.65 to 1.0 at any time;

              (ii) In the case of WHD, permit the ratio of (A) the aggregate amount of all Debt of WHD and its Subsidiaries on a Consolidated basis to
     (B) the sum of the Consolidated Net Worth of WHD plus the aggregate amount of all Debt of WHD and its Subsidiaries on a Consolidated basis to exceed
     0.55 to 1.0 at any time; and

              (iii) In the case of any Borrower (other than TWC and WHD), permit the ratio of (A) the aggregate amount of all Debt of such Borrower and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of such Borrower plus the aggregate amount of all Debt of such Borrower and its Subsidiaries on a Consolidated basis to exceed 0.60 to 1.0 at any time.

              (c) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit any of its material Subsidiaries to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that this Section 5.02(c) shall not prohibit:

                      (i) any Borrower and its Subsidiaries from selling,
              leasing or otherwise transferring their respective assets in the ordinary course of business;

                      (ii) any merger, consolidation or sale, lease or other
              transfer of assets involving only TWC and its Subsidiaries; provided, however, that transactions under this paragraph (ii) shall be permitted if, and only if, (x) there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default and (y) in the case of each transaction referred to in this paragraph (ii) involving any Borrower or any of its Subsidiaries, such transaction could not reasonably be expected to impair materially the ability of such Borrower to perform its obligations hereunder and under the Notes and such Borrower shall continue to exist;

                      (iii) any Borrower and its Subsidiaries from selling, leasing or otherwise transferring their respective gathering assets and other production area facilities, or the stock of any Person substantially all of the assets of which are gathering assets and other production area facilities, to TWC or to any Subsidiary of TWC for consideration that is not materially less than the net book value of such assets and facilities; provided, however, that transactions under this paragraph (iii) shall be permitted if, and only if, there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default;

                      (iv) any sale and lease-back of cushion gas by any Borrower or any of its Subsidiaries or any sale and lease-back of inventory by WPL or any of its Subsidiaries (other than another Borrower);

                      (v)      sales of receivables of any kind; or

                      (vi) any sale, lease or other transfer of any stock or assets of Transco Energy Company and its Subsidiaries; provided, however, that transactions under this paragraph (vi) shall be permitted if, and only if, prior to the time of such transaction Transco Energy Company and its Subsidiaries shall have transferred to TWC all of their respective interests in TGPL and TGT and shall not have reacquired any such interest and there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default.

              (d) Agreements to Restrict Dividends and Certain Transfers. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or restriction on the ability of any Subsidiary of TWC (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to TWC or to any Subsidiary of TWC; or (ii) to make loans or advances to TWC or any Subsidiary of TWC, except (1) encumbrances and restrictions on any immaterial Non- Borrowing Subsidiary of TWC (other than WNG and WFS), (2) those encumbrances and restrictions existing on the date hereof and described in Exhibit E, (3) other encumbrances and restrictions now or hereafter existing of any Borrower or any of its Non-Borrowing Subsidiaries that are not more restrictive in any material respect than the encumbrances and restrictions with respect to such Borrower or its Non-Borrowing Subsidiaries described in Exhibit E, and (4) any encumbrances and restrictions created in connection with any sale and lease-back of cushion gas by any Borrower or any Subsidiary of any Borrower or any sale and lease-back of inventory by WPL or any of its Subsidiaries (other than another Borrower).

              (e) Loans and Advances. Borrow or otherwise receive any loan or advance from TWC, and TWC will not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any obligations or debt securities of, any Subsidiary of TWC, except that TWC may make and permit to remain outstanding loans and advances to its Subsidiaries (and such Subsidiaries may borrow or otherwise receive such loans and advances) if each such loan or advance (excluding loans and advances to a Subsidiary of

     TWC if the aggregate principal amount of all such excluded loans and advances to such Subsidiary does not exceed $100,000) is evidenced by a written instrument duly executed by the Subsidiary of TWC to which such loan or advance is made, bears interest at TWC's or such Subsidiary's market rate of interest and matures on or before the Termination Date.

              (f) Maintenance of Ownership of Certain Subsidiaries. Sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any shares of or any interest in any shares of the capital stock of (1) WHD, WNG, WFS, WPL, TGPL, TGT or NWP or any of their respective material Subsidiaries or (2) any Subsidiary of TWC at the time it owns any shares of or any interest in any shares of the capital stock of WHD, WNG, WFS, WPL, TGPL, TGT or NWP or any of their respective material Subsidiaries; provided, however, that, this Section 5.02(f) shall not prohibit the sale or other disposition of the stock of any Subsidiary of TWC to TWC or any Wholly-Owned Subsidiary of TWC if, but only if, (x) there shall not exist or result an Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default and
     (y) in the case of each sale or other disposition referred to in this proviso involving any Borrower or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of such Borrower to perform its obligations hereunder and under the Notes and such Borrower shall continue to exist.

              (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate of such Borrower to terminate, any Plan so as to result in any liability of such Borrower or any such ERISA Affiliate to the PBGC in excess of $5,000,000, or (ii) permit to exist any occurrence of any Termination Event with respect to a Plan for which there is an Insufficiency in excess of $5,000,000.

              (h) Transactions with Related Parties. Make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any material Subsidiary of such Borrower to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of such Borrower or of such Subsidiary unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to such Borrower or such Subsidiary in the good faith judgment of such Borrower.

              (i) Guarantees. Guarantee or otherwise become contingently liable for, or permit any of its Subsidiaries to guarantee or otherwise become contingently liable for, Debt of any Subsidiary of TWC (other than Williams Energy Company and its Subsidiaries which are not Borrowers) while an Event of Default is continuing.

              (j) Sale and Lease-Back Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto such Borrower would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by (i) paragraph (z) of
     Schedule III in the case of NWP and its Subsidiaries, (ii) paragraph (z) of Schedule VI in the case of TWC and its Non-Borrowing Subsidiaries which are not Subsidiaries of any other Borrower, (iii) paragraph (z) of
     Schedule IV in the case of TGPL and its Subsidiaries, (iv) paragraph (z) of Schedule V in the case of TGT and its Subsidiaries, (v) paragraph (i) of Schedule VII in the case of WPL and its Subsidiaries, (vi) paragraph
     (z) of Schedule VIII in the case of WHD and its Subsidiaries, and (vii)
     paragraph (   ) of Schedule IX in the case of WilTel and its Subsidiaries.

              (k) Use of Proceeds. Use any proceeds of any Advance for any purpose other than general corporate purposes (including, without limitation, repurchases by TWC of its capital stock, working capital and capital expenditures) or use any such proceeds in any manner which violates or results in a violation of law; provided, however that no proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (other than any purchase of common stock of any corporation, if such purchase is not subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and is not opposed, resisted or recommended against by such corporation or its management or directors, provided that the aggregate amount of common stock of any corporation (other than Apco Argentina Inc., a Cayman Islands corporation) purchased during any calendar year shall not exceed 1% of the common stock of such corporation issued and outstanding at the time of such purchase) or in any manner which contravenes law, and no proceeds of any Advance will be used to purchase or carry any margin stock (within the meaning of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System), except purchases by TWC of its capital stock if, after giving effect thereto, none of the Advances would constitute purpose credit within the meaning of such Regulation U or purpose credit within the meaning of such Regulation G.


                                   ARTICLE VI

                               EVENTS OF DEFAULT

              Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

              (a) Any Borrower shall fail to pay any principal of any Note executed by it when the same becomes due and payable, or shall fail to pay any interest on any such Note or any fee or other amount to be paid by it hereunder within ten days after the same becomes due and payable; or

              (b) Any certification, representation or warranty made by any Borrower herein or by any Borrower (or any officer of any Borrower) in writing under or in connection with any Note or this Agreement (including, without limitation, representations and warranties deemed made pursuant to
     Section 3.02 or 3.03) shall prove to have been incorrect in any material respect when made or deemed made; or

              (c) Any Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) on its part to be performed or observed and such failure shall continue for five Business Days after the earlier of the date notice thereof shall have been given to such Borrower by the Agent or any Bank or the date such Borrower shall have knowledge of such failure, or (ii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5.01(b)) or any Note on its part to be performed or observed; or

              (d) Any Borrower or any Subsidiary of any Borrower shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $60,000,000 in the aggregate (excluding Debt evidenced by the Notes) of such Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as required pursuant to an illegality event of the type set forth in Section 2.12), prior to the stated maturity thereof; provided, however, that the provisions of this Section 6.01(d) shall not apply to any Non-Recourse Debt of any Subsidiary of a Borrower; or

              (e) Any Borrower or any material Subsidiary of any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any material Subsidiary of any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or any Borrower or any material Subsidiary of any Borrower shall take any action to authorize any of the actions set forth above in this subsection (e); or

              (f) Any judgment or order for the payment of money in excess of $60,000,000 shall be rendered against any Borrower or any material Subsidiary of any Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to any Borrower by the Agent, (i) such Termination Event shall still exist and
     (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000; or

              (h) Any Borrower or any ERISA Affiliate of any Borrower shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $15,000,000 in the aggregate or requires payments exceeding $10,000,000 per annum; or

              (i) Any Borrower or any ERISA Affiliate of any Borrower shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrowers and their respective ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $5,000,000;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the A Notes then outstanding or, if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments, by notice to the Borrowers, declare all of the Commitments and the obligation of each Bank to make Advances to be terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the holders of at least 66-2/3% in principal amount of the A Notes then outstanding or if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments, or, if no A Notes are then outstanding and all Commitments have terminated, the holders of at least 66-2/3% in principal amount of the B Notes then outstanding, by notice to the Borrower as to which an Event of Default exists (determined as contemplated by the definition herein of Events of Default), declare the Notes of such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement to be forthwith due and payable, whereupon such Notes, such interest and all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by each Borrower; provided, however, that in the event of any Event of Default described in Section 6.01(e), (A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by each Borrower.

                                  ARTICLE VII

                                   THE AGENT

              Section 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of holders of at least 66-2/3% in principal amount of the A Notes then outstanding or, if no A Notes are then outstanding, Banks having at least 66-2/3% of the Commitments (or, if no A Notes are then outstanding and all Commitments have terminated, upon the instructions of holders of at least 66-2/3% in principal amount of the B Notes then outstanding), and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Note, this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

              Section 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Note or this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts a Transfer Agreement executed by a Borrower, the Bank which is the payee of such Note, as assignor, and the assignee in accordance with the last sentence of Section 8.06(a); (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Note or this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Note or this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Note or this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Note or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

              Section 7.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under any Note and this Agreement as any other Bank and may exercise the same as though it was not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Subsidiary of any Borrower, any Person who may do business with or own, directly or indirectly, securities of any Borrower or any such Subsidiary and any other Person, all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

              Section 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note or this Agreement.

              Section 7.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by Persons which are not Banks, ratably according to either (i) the respective amounts of their Commitments to TWC, or (ii) if all Commitments to TWC have terminated, the respective amounts of the Commitments to TWC immediately prior to the time the Commitments to TWC terminated), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Note or this Agreement or any action taken or omitted by the Agent under any Note or this Agreement, provided that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Note or this Agreement to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

              Section 7.06. Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent of TWC (which consent shall not be unreasonably withheld), a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

              Section 7.07. Liability of Co-Agents. No Co-Agent, in its capacity as Co-Agent hereunder, shall have any duty or liability hereunder.

                                  ARTICLE VIII

                                 MISCELLANEOUS

              Section 8.01. Amendments, Etc. No amendment or waiver of any provision of any Note or this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations,
(c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) take any action which requires the signing of all the Banks pursuant to the terms of this Agreement, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes or B Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement, or (g) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Note or this Agreement.

              Section 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to any Bank, as specified opposite its name on
Schedule I hereto or specified pursuant to Section 8.06(a); if to any Borrower, as specified opposite its name on Schedule II hereto; and if to Citibank, as Agent, to its address at 399 Park Avenue, New York, New York 10043, (telecopier number: (212) 527-1084), Attention: John Sahr, with a copy to Citicorp North America, Inc., 1200 Smith Street, Suite 2000, Houston, Texas 77002 (telecopier number: (713) 654-2849; telex number 127001 (Attn: Route Code HOUAA)), Attention: The Williams Companies, Inc. Account Officer; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II or specified pursuant to Section 8.06(a) (or other telecopy number specified by such party in a written notice to the other parties hereto), delivered to the telegraph company, telexed to any party to the telex number set forth herein or on Schedule I or Schedule II or specified pursuant to Section 8.06(a) (or other telex number designated by such party in a written notice to the other parties hereto), confirmed by telex answerback, or delivered to the cable company, respectively, except that notices and communications to the Agent shall not be effective until received by the Agent.

              Section 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Note or this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in any Note and this Agreement are cumulative and not exclusive of any remedies provided by law.

              Section 8.04. Costs, Expenses and Taxes. (a)(i) TWC agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Arranger and the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered under this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under any Note and this Agreement, and (ii) each Borrower agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses, which may include allocated costs of in-house counsel), of the Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) against such Borrower of any Note of such Borrower or this Agreement and the other documents to be delivered by such Borrower under this Agreement.

              (b) If any payment (or purchase pursuant to Section 2.11(c) or Section 8.06(b)) of principal of, or Conversion of, any Eurodollar Rate Advance or B Advance made to any Borrower is made other than on the last day of an Interest Period relating to such Advance (or in the case of a B Advance, other than on the original scheduled maturity date thereof), as a result of a payment pursuant to Section 2.10 or 2.12 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason or as a result of any such purchase or any Conversion, such Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of any such payment, purchase or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

              (c) Each Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent, the Arranger and each Bank and each of their respective directors, officers, employees and agents from and against any and all claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel) for which any of them may become liable or which may be incurred by or asserted against the Agent, the Arranger or such Bank or any such director, officer, employee or agent (other than by another Bank or any successor or assign of another Bank), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not the Agent, the Arranger or such Bank or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with this Agreement or the Notes or any transaction in which any proceeds of all or any part of the Advances are applied (other than any such claim, damage, liability or expense to the extent attributable to the gross negligence or willful misconduct of, or violation of any law or regulation by, either the party seeking indemnity under this Section 8.04(c) or any of its directors, officers, employees or agents).

              Section 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes of a Borrower due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify such Borrower after such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

              Section 8.06. Binding Effect; Transfers. (a) This Agreement shall become effective when it shall have been executed by the Borrowers and the Agent and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign any of their respective rights hereunder or any interest herein without the prior written consent of the Banks. Each Bank may assign to one or more banks, financial institutions or government entities all or any part of, or may grant participations to one or more banks, financial institutions or government entities in or to all or any part of, any Advance or Advances owing to such Bank, any Note or Notes held by such Bank and all or any portion of such Bank's Commitments, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or purchaser of such assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder and under such Note or Notes as it would have if it were such Bank hereunder, provided that, except in the case of an assignment meeting the requirements of the next sentence hereof, (1) such Bank's obligations under this Agreement, including, without limitation, its Commitments to the Borrowers hereunder, shall remain unchanged, such Bank shall remain responsible for the performance thereof, such Bank shall remain the holder of any such Note or Notes for all purposes under this Agreement, and the Borrowers, the other Banks and the Agent shall continue to deal solely with and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and (2) no Bank shall assign or grant a participation that conveys to the assignee or participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to (i) any increase in the amount of any Commitment of such Bank; (ii) any reduction of the principal amount of, or interest to be paid on, such Bank's Advance or Advances or Note or Notes; (iii) any reduction of any fee or other amount payable hereunder to such Bank; or
(iv) any postponement of any date fixed for any payment of principal of, or interest on, such Bank's Advance or Advances or Note or Notes or any fee or other amount payable hereunder to such Bank.

     If (I) the assignee of any Bank either (1) is another Bank or (2) is approved in writing by the Agent and the Borrowers or (3) is approved in writing by the Agent and either an Event of Default exists or the Borrowers have relinquished the right to approve the assignment pursuant to Section 8.06(b), and (II) such assignee assumes all or any portion (which portion shall be a constant, and not a varying, percentage, and the amount of the Commitment to TWC assigned, whether all or a portion, shall be in a minimum amount of $5,000,000 or such lesser amount as may be approved in writing by the Agent and TWC for such assignment) of each of the Commitments of such assigning Bank to the respective Borrowers (either all of each such Commitment shall be assigned or the percentage portion of each such Commitment assigned shall be the same as to each Borrower) by executing a document in the form of Exhibit F (or with such changes thereto as have been approved in writing by the Agent in its sole discretion as evidenced by its execution thereof) duly executed by the Agent, the Borrowers (unless an Event of Default exists or the Borrowers have relinquished the right to approve the assignment pursuant to Section 8.06(b)), such assigning Bank and such assignee and delivered to the Agent ("Transfer Agreement"), then upon such delivery, (i) such assigning Bank shall be released from its obligations under this Agreement with respect to all or such portion, as the case may be, of its Commitments, (ii) such assignee shall become obligated for all or such portion, as the case may be, of such Commitments and all other obligations of such assigning Bank hereunder with respect to or arising as a result of all or such portion, as the case may be, of such Commitments, (iii) such assignee shall be assigned the right to vote or consent under this Agreement, to the extent of all or such portion, as the case may be, of such Commitments, (iv) each Borrower shall deliver, in replacement of the A Note of such Borrower to such assigning Bank then outstanding (a) to such assignee, a new A Note of such Borrower in the amount of the Commitment of such assigning Bank to such Borrower which is being so assumed by such assignee plus, in the case of any assignee which is already a Bank hereunder, the amount of such assignee's Commitment to such Borrower immediately prior to such assignment (any such assignee which is already a Bank hereunder agrees to cancel and return to such Borrower, with reasonable promptness following the delivery of such new A Note, the A Note being replaced thereby), (b) to such assigning Bank, a new A Note in the amount of the balance, if any, of the Commitment of such assigning Bank to such Borrower (without giving effect to any B Reduction) retained by such assigning Bank (and such assigning Bank agrees to cancel and return to such Borrower, with reasonable promptness following delivery of such new A Notes, the A Note being replaced thereby), and
(c) to the Agent, photocopies of such new A Notes, (v) if such assignment is of all of such assigning Bank's Commitments to the Borrowers, all of the outstanding A Advances made by such assigning Bank shall be transferred to such assignee, (vi) if such assignment is not of all of such Commitments, a part of each A Advance to each Borrower equal to the amount of such Advance multiplied by a fraction, the numerator of which is the amount of such portion of such assigning Bank's Commitment to such Borrower so assumed and the denominator of which is the amount of the Commitment of such assigning Bank to such Borrower (without giving effect to any B Reduction) immediately prior to such assumption, shall be transferred to such assignee and evidenced by such assignee's A Note from such Borrower, and the balance of such A Advance shall be evidenced by such assigning Bank's new A Note from such Borrower delivered pursuant to clause (iv)(b) of this sentence, (vii) if such assignee is not a "Bank" hereunder prior to such assignment, such assignee shall become a party to this Agreement as a Bank and shall be deemed to be a "Bank" hereunder, and the amount of all or such portion, as the case may be, of the Commitment to each of the respective Borrowers so assumed shall be deemed to be the amount for such Borrower set opposite such assigning Bank's name on
Schedule IX for purposes of this Agreement, and (viii) if such assignee is not a Bank hereunder prior to such assignment, such assignee shall be deemed to have specified the offices of such assignee named in the respective Transfer Agreement as its "Domestic Lending Office" and "Eurodollar Lending Office" for all purposes of this Agreement and to have specified for purposes of Section
8.02 the notice information set forth in such Transfer Agreement; and the Agent shall promptly after execution of any Transfer Agreement by the Agent and the other parties thereto notify the Banks of the parties to such Transfer Agreement and the amounts of the assigning Bank's Commitments assumed thereby.

     (b) If the Borrowers do not consent to a proposed assignment by a Bank pursuant to the last sentence of Section 8.06(a), TWC may, within 15 days of its receipt of a request that it consent to such assignment nominate by notice to the Agent and such Bank a bank which, if it is not a Bank, is acceptable to the Agent, and which unconditionally offers in writing (with a copy to the Agent) to purchase and assume, to the extent of the amount of such proposed assignment, in accordance with all of the provisions of the last sentence of Section 8.06(a) (including execution of an appropriate Transfer Agreement), all of such Bank's rights and obligations (including, without limitation, its Commitments) hereunder and interest in the Advances owing to such Bank and the Notes held by such Bank without recourse at par plus interest accrued thereon to the date of such purchase on a date therein specified (not less than three nor greater than five Business Days after such nomination). Such Bank at its option may elect to accept or not accept such purchase offer. If a Bank accepts such an offer and the bank first nominated by TWC pursuant to this Section 8.06(b) fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, TWC may, within 15 days of such failure, repeat the process contemplated by the first sentence of this Section 8.06(b) by nominating another bank for purposes of this Section 8.06(b) by notice to the Agent and such Bank. If TWC does not so nominate such a bank within 15 days of its receipt of such request that it consent to such assignment or if TWC fails to nominate another bank following such a failure to purchase or if such second nominated bank fails to purchase in accordance with the terms of an offer complying with the first sentence of this Section 8.06(b), the Borrowers shall be deemed to have relinquished their right to consent to such assignment. If such Bank elects to not accept such a purchase offer under this Section 8.06(b) as to a particular proposed assignment, the Borrowers shall not be deemed to have relinquished their right to consent to such assignment.

     (c) The Borrowers agree to promptly execute the Transfer Agreement pertaining to any assignment as to which approval by the Borrowers of the assignee is not required by clause (I) of the last sentence of Section 8.06(a).

     (d) Any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Notes) under this

Agreement or any of the Notes to any Federal Reserve Bank without notice to or consent of any Borrower or the Agent.

              Section 8.07. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

              Section 8.08. Interest. It is the intention of the parties hereto that the Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other agreement entered into in connection with or as security for this Agreement or the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent or such Bank, as the case may be, under the Notes, this Agreement or under any other agreement entered into in connection with or as security for this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the appropriate Borrower or refunded by the Agent or such Bank, as the case may be, to the appropriate Borrower, and (ii) in the event that the maturity of any Note or other obligation payable to the Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the appropriate Borrower or refunded by the Agent or such Bank, as the case may be, to the appropriate Borrower.

              Section 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              Section 8.10. Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by any Borrower or any officer of any Borrower herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance and delivery of the Notes and the making of the Advances regardless of any investigation. The indemnities and other payment obligations of each Borrower contained in this Agreement, and the indemnities by the Banks in favor of the Agent and its officers, directors, employees and agents, will survive the repayment of the Advances and the termination of this Agreement.

              Section 8.11. Borrowers' Right to Apply Deposits. In the event that any Bank is placed in receivership or enters a similar proceeding, each Borrower may, to the full extent permitted by law, make any payment due to such Bank hereunder, to the extent of finally collected unrestricted deposits of such Borrower in U.S. dollars held by such Bank, by giving notice to the Agent and such Bank directing such Bank to apply such deposits to such indebtedness. If the amount of such deposits is insufficient to pay such indebtedness then due and owing in full, such Borrower shall pay the balance of such insufficiency in accordance with this Agreement.

              Section 8.12. Confidentiality. Each Bank agrees that it will use best efforts, to the extent not inconsistent with practical business requirements, not to disclose without the prior consent of TWC (other than to employees, auditors, accountants, counsel or other professional advisors of the Agent or any Bank) any information with respect to the Borrowers or their Subsidiaries which is furnished pursuant to this Agreement and which (i) the Borrowers in good faith consider to be confidential and (ii) is either clearly marked confidential or is designated by the Borrowers to the Agent or the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or submitted to or required by the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided that such prospective transferee executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.12, and provided further that if the contemplated transfer is a grant of a participation in a Note (and not an assignment), no such information shall be authorized to be delivered to such participant pursuant to this clause (e) except (i) such information delivered pursuant to
Section 4.01(e) or Section 5.01(b) (other than paragraph (iv) thereof), and
(ii) if prior notice of the delivery thereof is given to TWC, such information as may be required by law or regulation to be delivered, (f) in connection with the exercise of any remedy by such Bank pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (g) in connection with any litigation involving such Bank pertaining to this Agreement, any of the Notes or any other document delivered in connection herewith, (h) to any Bank or the Agent, or (i) to any affiliate of any Bank, provided that such affiliate executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.12.

              Section 8.13. WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT, AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

              Section 8.14. Miscellaneous. This Agreement shall become effective in accordance with the first sentence of Section 8.06(a). Subject to compliance with such sentence, the amendments to the 1996 Credit Agreement effected by this Agreement (including, without limitation, the amendments to the definition of "Applicable Margin") shall for all purposes be effective as of July 23, 1997. On July 23, 1997, each Borrower will pay in full all principal, interest and fees owed by it outstanding under the 1996 Credit Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:


THE WILLIAMS COMPANIES, INC.                    TEXAS GAS TRANSMISSION
                                                CORPORATION

By:                                             By:
   ----------------------------                     -------------------------
Name:                                           Name:
     --------------------------                       -----------------------
Title:                                          Title:
      -------------------------                        ----------------------



TRANSCONTINENTAL GAS PIPE LINE                  WILLIAMS PIPE LINE COMPANY
CORPORATION


By:                                             By:
   ----------------------------                     -------------------------
Name:                                           Name:
     --------------------------                       -----------------------
Title:                                          Title:
      -------------------------                        ----------------------



WILLIAMS HOLDINGS OF DELAWARE, INC.             WILTEL COMMUNICATIONS, LLC


By:
   ----------------------------                 By:
Name:                                               -------------------------
     --------------------------                 Name:
Title:                                                -----------------------
      -------------------------                 Title:
                                                       ----------------------


NORTHWEST PIPELINE CORPORATION


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                                AGENT:

                                                CITIBANK, N.A., as Agent


                                                By:
                                                    --------------------------
                                                        J Christopher Lyons
                                                        Vice President



                                                BANKS:

                                                CITIBANK, N.A.


                                                By:
                                                    --------------------------
                                                        J. Christopher Lyons
                                                        Vice President


                                                BANK OF AMERICA NATIONAL TRUST
                                                AND SAVINGS ASSOCIATION


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                THE CHASE MANHATTAN BANK


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                CIBC INC.


                                                By:
                                                    --------------------------
                                                        Authorized Officer

                                                CREDIT LYONNAIS NEW YORK BRANCH


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                THE FIRST NATIONAL BANK OF
                                                CHICAGO


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                BANK OF MONTREAL


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                THE BANK OF NEW YORK


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                THE BANK OF NOVA SCOTIA


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                BARCLAYS BANK PLC


                                                By:
                                                    --------------------------
                                                        Authorized Officer

                                                BOATMEN'S NATIONAL BANK
                                                OF OKLAHOMA


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                THE FIRST NATIONAL BANK OF
                                                BOSTON


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                THE FUJI BANK, LIMITED,
                                                HOUSTON AGENCY


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                MELLON BANK, N.A.


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                ROYAL BANK OF CANADA


                                                By:
                                                    --------------------------
                                                        Authorized Officer

                                                SOCIETE GENERALE,
                                                SOUTHWEST AGENCY


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                WELLS FARGO BANK, N.A.


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                BANK OF OKLAHOMA, N.A.


                                                By:
                                                    --------------------------
                                                        Authorized Officer


                                                COMMERCE BANK, N.A.


                                                By:
                                                    --------------------------
                                                        Authorized Officer

                                                                   EXHIBIT 10.22



                                  SCHEDULE IX

                             PERMITTED WILTEL LIENS

   (a) Any purchase money Lien created by WilTel or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable WilTel or any of its Subsidiaries to acquire the property secured by such Lien), provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

   (b) Any Lien existing on any property at the time of the acquisition thereof by WilTel or any of its Subsidiaries, whether or not assumed by WilTel or any of its Subsidiaries, and any Lien on any property acquired or constructed by WilTel or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later, provided, however, that if assumed or created by WilTel or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

   (c) Any Lien created or assumed by WilTel or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by WilTel or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later, provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

   (d) Any Lien existing on any property of a Subsidiary of WilTel at the time it becomes a Subsidiary of WilTel.

   (e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph (a), (b), (c) or (d) above, provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

   (f) Mechanics' or materialmen's liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of TWC or any of its Subsidiaries.

   (g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of TWC or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of TWC.

   (h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by TWC or any of its Subsidiaries of any business or the exercise by TWC or any of its Subsidiaries of any privilege or license, (ii) to enable TWC or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to TWC or any of its Subsidiaries or to enable TWC or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

   (i) Liens incurred in the ordinary course of business upon rights-of-way.

   (j) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

   (k) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

   (1) The Lien of taxes and assessments which are not at the time delinquent.

   (m) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by WilTel or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of WilTel or the relevant Subsidiary of WilTel, as the case may be.

   (n) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

   (o) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of WilTel and its Subsidiaries considered as a whole.

   (p) Any Liens securing Debt neither assumed nor guaranteed by WilTel or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by WilTel or any of its Subsidiaries for pipeline, metering station or right-of-way purposes, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by WilTel or such Subsidiary.

   (q) Easements, exceptions or reservations in any property of WilTel or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by WilTel or such Subsidiary.

   (r) Rights reserved to or vested in any municipality or public authority to control or regulate any property of WilTel or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by WilTel or such Subsidiary.

   (s) Any obligations or duties, affecting the property of WilTel or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

   (t) (i) The Liens of any judgments in an aggregate amount for WilTel and all of its Subsidiaries not in excess of $5,000,000, execution of which has not been stayed and (ii) the Liens of any judgments in an aggregate amount for WilTel and all of its Subsidiaries not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

   (u) Zoning laws and ordinances.

   (v) Any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

   (w) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by WilTel or any of its Subsidiaries for cash.

   (x) Any Lien not permitted by paragraphs (a) through (w) above securing Debt of WilTel and its Subsidiaries or securing any Debt of WilTel and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of WilTel and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (w) above plus the amount of Attributable Obligations of WilTel and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.020(j) does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of WilTel plus
(ii) Debt of WilTel and its Subsidiaries on a Consolidated basis.

                                  EXHIBIT A-1

                               A PROMISSORY NOTE

U.S. $                                                Dated:            ,
      ----------------                                      -----------   ------

     FOR VALUE RECEIVED, the undersigned, [Borrower], a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on the Stated Termination Date (as defined in the Credit Agreement referred to below), the principal amount of $____________, or, if less, the aggregate principal amount of the A Advances (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Stated Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each A Advance owed to the Bank by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this A Promissory Note.

     This A Promissory Note is one of the A Notes referred to in, and is subject to and entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of July 23, 1997 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Bank, certain other borrowers parties thereto, certain other banks parties thereto and Citibank, N.A., as Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of advances to the Borrower from time to time pursuant to Section 2.01 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this A Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

     The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This A Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                          [BORROWER]
                                              ----------------------------------

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                Amount of
                         Amount                 Principal              Unpaid
                           of                    Paid or              Principal             Notation
 Date                   Advance                  Prepaid               Balance              Made By
 ----                   -------                  -------               -------              -------



                                   EXHIBIT A-2

                                B PROMISSORY NOTE


U.S. $                                                Dated:            ,
      ----------------                                      -----------   ------


     FOR VALUE RECEIVED, the undersigned, [Borrower] , a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
___________________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on ________________, the principal amount of _________________________ U.S. Dollars
($___________).

         The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:


     Interest Rate: ______% per annum (calculated on the basis of a year of ____ days for the actual number of days elapsed).

     Interest Payment Date or Dates:
                                     --------------------------

         Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, for the account of the Bank at the office of Citibank, N.A., at 399 Park Avenue, New York, New York 10043, in same day funds.

         This B Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of July 23, 1997 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Bank, certain other borrowers parties thereto, certain other banks parties thereto and Citibank, N.A., as Agent for the Bank and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This B Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                                          [BORROWER]
                                              ----------------------------------

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------